 As filed with the Securities and Exchange Commission on November 16, 1998.
                                                    Registration No. 333-
                                                                         -------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                              HELEN OF TROY LIMITED
             (Exact name of registrant as specified in its charter)

          BERMUDA                                       74-2692550
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                               6827 MARKET AVENUE
                              EL PASO, TEXAS 79915
                          (Address, including Zip Code,
                         of Principal Executive Offices)

                              HELEN OF TROY LIMITED
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                  SAM L. HENRY
                              HELEN OF TROY LIMITED
                               6827 MARKET AVENUE
                              EL PASO, TEXAS 79915
                                 (915) 779-6363
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:
                                 Daniel W. Rabun
                                Baker & McKenzie
                          2001 Ross Avenue, Suite 4500
                               Dallas, Texas 75201
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                       PROPOSED MAXIMUM      PROPOSED MAXIMUM
       TITLE OF SECURITIES TO BE       AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING         AMOUNT OF
           REGISTERED(1)                REGISTERED          SHARE(2)             PRICE(2)          REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
   Common Stock, $.10 par value       500,000 Shares          $14.96875           $7,484,375           $2,080.66
===================================================================================================================

(1) Shares of common stock of Helen of Troy Limited (the "Company"), $.10 par value per share (the "Common Stock"), being registered hereby relate to the Helen of Troy Limited 1998 Employee Stock Purchase Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on November 13, 1998, as reported on the Nasdaq National Market System.


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) through (c) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998;

        (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1998;

        (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1998; and

        (d) The Company's description of its Common Stock, which is contained in its registration statement filed under the Exchange Act (Registration No. 0-23312), including any amendments or reports filed for the purpose of updating such descriptions.

ITEM 4. DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 98 of the Companies Act of 1981 of Bermuda (as amended, the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such officer, director or auditor may be guilty in relation to the Company. Section 98 further provides that a Bermuda company may indemnify its directors, officers, and auditors against any liability incurred against them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

         The Company has adopted provisions in its Memorandum of Association and Bye-Laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Act. The Company has also entered into indemnity agreements with each of its directors and officers to provide them with the maximum indemnification allowed under its Memorandum of Association, Bye-Laws and the Act.

         The Act also permits a company to purchase and maintain insurance for the benefit of its officers and directors covering certain liabilities. The Company intends to maintain a policy of officers' and directors' liability insurance for the benefit of such persons.

         The preceding discussion of the Company's Memorandum of Association, Bye-Laws, the Act and the Indemnity Agreements is not intended to be exhaustive and is qualified in its entirety by the Memorandum of Association, Bye-Laws, the Act and the Indemnity Agreements.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        None.

ITEM 8. EXHIBITS.

The following are filed as exhibits to this Registration Statement:

Exhibit No.     Description
-----------     -----------
4.1             Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 30, 1993 (Registration
                No. 33-73594)).

4.2             Bye-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 filed with the Securities and
                Exchange Commission on December 30, 1993 (Registration No. 33-73594)).

4.3             Helen of Troy Limited 1998 Employee Stock Purchase Plan.*

5               Opinion of Conyers, Dill & Pearman.*

23.1            Consent of Conyers, Dill & Pearman (See Exhibit 5).*

23.2            Consent of KPMG Peat Marwick LLP.*

24              Power of Attorney (included on the signature page of the Registration
                Statement).*

------------------
*filed herewith

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on November 13, 1998.

                            HELEN OF TROY LIMITED

                            By: /s/ Gerald J. Rubin
                               ------------------------------------------------
                                Gerald J. Rubin
                                Chairman and Chief Executive Officer (Principal Executive Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Gerald J. Rubin to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as each of them deems appropriate, and each such person hereby appoints Gerald J. Rubin as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                         Title                              Date
          ---------                         -----                              ----
/s/ Gerald J. Rubin                  Chairman, Chief Executive Officer         November 13, 1998
---------------------------          and Director (Principal Executive
GERALD J. RUBIN                      Officer)


/s/ H. McIntyre Gardner              President and Chief Operating             November 13, 1998
---------------------------          Officer
H. MCINTYRE GARDNER

/s/ Sam L. Henry                     Senior Vice-President, Finance,           November 13, 1998
---------------------------          Secretary, and Chief Financial
SAM L. HENRY                         Officer (Principal Financial and
                                     Accounting Officer)


/s/ Stanlee N. Rubin                 Director                                  November 13, 1998
---------------------------
STANLEE N. RUBIN


/s/ Gary B. Abromovitz               Director                                  November 13,1998
---------------------------
GARY B. ABROMOVITZ

/s/ Christopher L. Carameros         Director                                  November 13, 1998
---------------------------
CHRISTOPHER L. CARAMEROS

/s/ Byron H. Rubin                   Director                                  November 13, 1998
---------------------------
BYRON H. RUBIN

                                EXHIBIT INDEX


Exhibit No.     Description                                                                       Page
-----------     -----------                                                                       ----
4.3             Helen of Troy Limited 1998 Employee Stock Purchase Plan.

5               Opinion of Conyers, Dill & Pearman.

23.1            Consent of Conyers, Dill & Pearman (See Exhibit 5).

23.2            Consent of KPMG Peat Marwick LLP.

24              Power of Attorney (included on the signature page of the Registration
                Statement).